UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026 (June 2, 2026)

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On June 2, 2026 (the “Effective Date”), VSee Health, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning given to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the SEPA, and upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including the registration of shares of common stock, $0.0001 par value per share, (the “Common Stock”) issuable pursuant to the SEPA for resale, the Company will have the right, from time to time, until June 2, 2029 (unless the SEPA is terminated earlier), to require the Investor to purchase up to $10 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, by delivering written notice to the Investor (an “Advance Notice”).

The Company may, in its sole discretion, select the amount of the Advance that it desires to issue and sell to the Investor in each Advance Notice, subject to a maximum limit equal to 100% of the of the daily volume traded of our Common Stock on the Nasdaq for the five (5) consecutive trading days immediately preceding the delivery of an Advance Notice (the “Maximum Advance Amount”). Pursuant to an Advance Notice, the shares will be issued and sold to the Investor at a per share price equal to 97% of the lowest daily VWAP of the Common Stock during the three (3) consecutive trading days commencing on the date the Advance Notice is deemed delivered pursuant to the terms of the SEPA (the “Pricing Period”), unless otherwise agreed between the Company and Yorkville, other than the daily VWAP on any Excluded Days.

The Company agreed to pay the Investor a structuring fee of $25,000 from the gross proceeds of the first Advance under the SEPA and issue to the Investor 532,481 shares of Common Stock, representing 1.00% of the Commitment Amount divided by the VWAP of the Common Stock during the Trading Day immediately prior to the Effective Date, as a commitment fee (the “Commitment Shares”).

Under the applicable Nasdaq listing rules and pursuant to the SEPA, in no event may the Company issue or sell to the Investor shares of Common Stock in excess of 9,715,140 shares of Common Stock (the “Exchange Cap”), which is approximately 19.99% of the shares of Common Stock outstanding immediately prior to the Effective Date, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

In addition, the Company may not issue or sell any shares of Common Stock to the Investor under the SEPA if, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), it would result in the Investor and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Stock.

The SEPA will automatically terminate on the earliest to occur of (i) June 2, 2029 or (ii) the date on which the Investor has purchased from the Company under the SEPA the Commitment Amount in full. The Company may terminate the SEPA at any time upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices under which the Company is yet to issue Common Stock and provided that the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or the Investor other than by agreement by both parties.

Pursuant to the SEPA, the Company also agreed to prepare and file with the Securities and Exchange Commission, a registration statement, or multiple registration statements (each a “Registration Statement” and collectively the “Registration Statements”), for the resale by the Investor of the Commitment Shares, the shares of Common Stock to be issued from time to time under the SEPA pursuant to an Advance (the “Shares”) and any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. The Company, in its sole discretion may choose when to file such Registration Statement(s), provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

The foregoing description of the SEPA is not purported to be complete and is qualified in its entirety by reference to the full text of the SEPA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock to the Investor pursuant to the SEPA, including any shares to be issued in connection with an Advance Notice, or the Commitment Shares, is incorporated by reference herein in its entirety. The offer and sale of shares of Common Stock pursuant to the SEPA was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Standby Equity Purchase Agreement, dated June 2, 2026, by and between VSee Health, Inc. and YA II PN, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2026	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Chief Executive Officer

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